As filed with the Securities and Exchange Commission on December 23, 2004
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sanofi-Aventis

(Exact name of registrant as specified in its charter)

Republic of France	133529324
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
174 avenue de France
75013 Paris, France
Tel: + 33 1 53 77 40 00
(Address of Principal Executive Offices)

Aventis Pharmaceuticals Savings Plan

Aventis Pasteur Savings Plan
Aventis Pharmaceuticals Puerto Rico Savings Plan
(Full titles of the plans)

Joseph Haggerty

Vice President and General Counsel
Aventis Pharmaceuticals
300 Somerset Corporate Boulevard
Bridgewater, New Jersey 08807
(Name and address of agent for service)

Tel: (908) 243-6000

(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

		Proposed	Proposed maximum	Amount of
Title of securities to be	Amount to be	maximum offering	aggregate offering	registration fee
registered	registered	price per share	price

Sanofi-Aventis Ordinary Shares, nominal value €2(1)	2,500,000 shares	$75.00(2)	$187,500,000	$22,069(3)

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and calculated as two(2) multiplied by the average of the high and low sales prices of the Registrant’s American Depositary Shares (“ADSs”) on the New York Stock Exchange, as reported in the consolidated reporting system for December 17, 2004. Each ADS represents one-half of one Sanofi-Aventis Ordinary Share and the average of the high and low sales prices of one ADS was $37.50.

(3)	Calculated as the product of the proposed maximum aggregate offering price and 0.0001177.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.	Plan Information

              Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information

              Omitted pursuant to the instructions and provisions of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

              This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by Sanofi-Aventis (the “Registrant”, formerly known as Sanofi-Synthélabo) or by the Aventis Pharmaceuticals Savings Plan, the Aventis Pasteur Inc. 401(k) Plan, and the Aventis Pharmaceuticals Puerto Rico Savings Plan (together, the “Plans”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

              (a)     The Annual Report on Form 20-F of the Registrant for the year ended December 31, 2003 (Commission file No. 001-31368);

              (b)     The Reports on Form 6-K furnished by the Registrant (whether under the names Sanofi-Synthélabo or Sanofi-Aventis) to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on the following dates: January 7, 2004, January 8, 2004, January 12, 2004, January 20, 2004, January 29, 2004, February 4, 2004, February 16, 2004, March 9, 2004, March 10, 2004, March 19, 2004, March 23, 2004, March 31, 2004, April 5, 2004, April 12, 2004, April 13, 2004, April 15, 2004, April 22, 2004, April 26, 2004, April 27, 2004, May 4, 2004, May 5, 2004, May 14, 2004, May 21, 2004, May 26, 2004, June 2, 2004, June  4, 2004, June 14, 2004, June 22, 2004, June 24, 2004, June 25, 2004, July 15, 2004 (two reports), July 21, 2004, July 29, 2004, August 2, 2004, August 9, 2004, August 12, 2004, August 13, 2004, August 19, 2004, August 24, 2004, August 31, 2004, September 7, 2004, September 14, 2004, September 16, 2004, September 17, 2004, September 22 (two reports), October 8, 2004 (report relating to Actonel® press release), October 14, 2004, November 5, 2004 (report relating to Taxotere® and Eloxatin® press releases); November 9, 2004; November 24, 2004, November 26, 2004 (report relating to press release regarding relocation of Aventis headquarters), November 30, 2004, December 9, 2004 (report relating to press release regarding U.S. intellectual property litigation); December 10, 2004; December 16, 2004 (report relating to financial calendar of Sanofi-Aventis); December 20, 2004; December 22, 2004 and December 23, 2004;

              (c)     The description of the Registrant’s ordinary shares, nominal value €2 per share, set forth under the captions “A. Share Capital” and “B. Memorandum and Articles of Association” in Item 10 of the Registrant’s Registration Statement on Form 20-F (Commission file No. 001-31368), filed with the Commission on June 25, 2002 and the updated descriptions of the Registrant’s ordinary shares and American depositary shares contained in the Post-Effective Amendment No. 3 to the Registration Statement on Form F-4 (Registration No. 333-112314) (the “Form F-4”) filed by the Registrant with the Commission on November 9, 2004, under the captions “Description Of Sanofi-Aventis Ordinary Shares” and “Description Of Sanofi-Aventis American Depositary Shares”, including any amendment or report filed for the purpose of updating such description;

              (d) The most recent Annual Report on Form 11-K filed with the Commission by each of the Plans; and

              (e) All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents reference. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained in the Prospectus, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements.

Item 4.	Description of Securities

              The information required by Item 4 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.	Interests of named Experts and Counsel

              The information required by Item 5 is not applicable to this Registration Statement.

Item 6.	Indemnification of Directors and Officers

              The French Commercial Code prohibits provisions of statuts that limit the liability of directors. However, if a director is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys’ fees and costs, the company may reimburse those fees and costs pursuant to an indemnification arrangement with the director.

              Under French law a company may purchase directors and officers’ insurance for all or part of the members of its management. A French corporation is responsible to third parties for the consequences of the decisions of its board of directors. However, if those decisions qualify as mismanagement, the relevant member of the board of directors may have to fully or partly indemnify the company. Sanofi-Aventis has purchased insurance for all of its directors.

Item 7.	Exemption from Registration Claimed

              The information required by Item 7 is not applicable to this Registration Statement.

Item 8.	Exhibits

Exhibit
Number	Description

4.1	Bylaws (statuts) of Sanofi-Aventis (incorporated herein by reference to Exhibit 3.1 of Post-Effective Amendment No. 2 to the Registration Statement on Form F-4 (Registration No. 333-112314) as filed by the Registrant with the Commission on October 15, 2004)

4.2	Deposit Agreement (including the form of depositary receipt) between the Registrant and The Bank of New York, as depositary (incorporated herein by reference to Exhibit A to the Registration Statement on Form F-6 (Registration No. 333-116262) relating to American Depositary Shares, filed on June 8, 2004)

23.1	Consent of Ernst & Young Audit to incorporation by reference of Independent Auditors’ Report

23.2	Consent of PricewaterhouseCoopers Audit to incorporation by reference of Independent Auditors’ Report

              The Registrant will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner for a determination whether the Plans are qualified under Section 401 of the Internal Revenue Code and has made or will make all changes required by the IRS in order to so qualify the Plans.

Item 9.	Undertakings

              (a)     The undersigned Registrant hereby undertakes:

                    (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

                    (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3)     To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

              (b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be the initial bona fide offering thereof.

              (c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, as of December 23, 2004.

SANOFI-AVENTIS

By:	/s/ JEAN-FRANÇOIS DEHECQ

Name: Jean-François Dehecq

Title:	Chairman & Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jean-François Dehecq, Jean-Claude Leroy and Dirk Oldenburg as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to each said attorney-in-fact and agent, acting individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JEAN-FRANÇOIS DEHECQ Jean-François Dehecq	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2004

/s/ JEAN-CLAUDE LEROY Jean-Claude Leroy	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 23, 2004

/s/ JEAN-LUC RENARD Jean-Luc Renard	Vice President Corporate Accounting and Tax (Principal Accounting Officer)	December 23, 2004

/s/ RENÉ BARBIER DE LA SERRE René Barbier de la Serre	Director	December 23, 2004

/s/ JEAN-MARC BRUEL Jean-Marc Bruel	Director	December 23, 2004

Signature	Title	Date

/s/ ROBERT CASTAIGNE Robert Castaigne	Director	December 23, 2004

/s/ THIERRY DESMAREST Thierry Desmarest	Director	December 23, 2004

/s/ JÜRGEN DORMANN Jürgen Dormann	Director	December 23, 2004

/s/ DOURO Lord Douro	Director	December 23, 2004

/s/ JEAN-RENÉ FOURTOU Jean-René Fourtou	Director	December 23, 2004

/s/ SERGE KAMPF Serge Kampf	Director	December 23, 2004

/s/ IGOR LANDAU Igor Landau	Director	December 23, 2004

/s/ HUBERT MARKL Hubert Markl	Director	December 23, 2004

/s/ CHRISTIAN MULLIEZ Christian Mulliez	Director	December 23, 2004

/s/ LINDSAY OWEN-JONES Lindsay Owen-Jones	Director	December 23, 2004

/s/ KLAUS POHLE Klaus Pohle	Director	December 23, 2004

/s/ HERMANN SCHOLL Hermann Scholl	Director	December 23, 2004

/s/ GÉRARD VAN KEMMEL Gérard Van Kemmel	Director	December 23, 2004

Signature	Title	Date

/s/ BRUNO WEYMULLER Bruno Weymuller	Director	December 23, 2004

/s/ TIMOTHY ROTHWELL Timothy Rothwell	Authorized Representative in the United States of America	December 23, 2004

SIGNATURES

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Aventis Pharmaceuticals Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgewater, New Jersey, as of December 23, 2004.

AVENTIS PHARMACEUTICALS SAVINGS PLAN

By:	AVENTIS PHARMACEUTICALS RETIREMENT ADMINISTRATIVE COMMITTEE, Plan Administrator

By:	/s/ LINDA NILSEN

Linda Nilsen, Chairman

SIGNATURES

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Aventis Pharmaceuticals Puerto Rico Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manati, Puerto Rico, as of December 23, 2004.

AVENTIS PHARMACEUTICALS PUERTO RICO SAVINGS PLAN

By:	/s/ HELEN HEFNER

Helen Hefner, Plan Administrator

SIGNATURES

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Aventis Pasteur Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Swiftwater, Pennsylvania, as of December 23, 2004.

AVENTIS PASTEUR INC. 401(k) PLAN

By:	/s/ DAMIAN BRAGA

Damian Braga, Plan Administrator

EXHIBIT INDEX

Exhibit
Number	Description of Document

4.1	Bylaws (statuts) of Sanofi-Synthelabo (incorporated herein by reference to Exhibit 3.1 of Post-Effective Amendment No. 2 to the Registration Statement on Form F-4 (Registration No. 333-112314) as filed by the Registrant with the Commission on October 15, 2004)

4.2	Deposit Agreement (including the form of depositary receipt) between the Registrant and The Bank of New York, as depositary (incorporated herein by reference to Exhibit A to the Registration Statement on Form F-6 (Registration No. 333-116262) relating to American Depositary Shares, filed on June 8, 2004)

23.1	Consent of Ernst & Young Audit to incorporation by reference of Independent Auditors’ Report

23.2	Consent of PricewaterhouseCoopers Audit to incorporation by reference of Independent Auditors’ Report